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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of United Parcel Service, Inc. on Form S-3 of our report dated January 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for derivative instruments and hedging activities to conform with Statement of Financial Accounting Standards No. 133, as amended and to the Company's change in its method of accounting for goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 142), appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia 30303
January 29, 2004